EXHIBIT 10.1

(English Translation of an Agreement originally drafting in Mandarin Chinese)

BUSINESS JOINT VENTURE AGREEMENT made between

Party A:	Shanghai Zhong Ying Communication Engineering Company Limited

(CHINESE OMITTED)

Address:	30/F, 933 Zhongshanxi Road, Shanghai

Corporate Representatives:  Jiang Wen Qing (CHINESE OMITTED)

Authorised Signatory:  Zhao Jun Ye (CHINESE OMITTED)

Party B: Shanghai Quo Advertising Company Limited

(CHINESE OMITTED)

Address: Room 318, Building no. 2, 555 Qingyun Road, Shanghai

Corporate Representatives: Zhang Li Na (CHINESE OMITTED)

Authorised Signatory: Hu Xiao (CHINESE OMITTED)

1.	Background for the Cooperation

Party A has assumed responsibility and obtained the relevant approvals of the Committee for Population and Birth Planning and the (CHINESE OMITTED) of the People’s Government of Huangpu District of the City of Shanghai for a project to build LED panels at outdoor locations. The plan is to build 200-odd LED panels in the year 2007, mainly for the broadcasting of relevant information of communal interest and commercial advertisements and to make available to members of the public both types of information. This will be accomplished through a mode of service combining network technology with more traditional forms of communication and with a view to promote the development of service industries in an urban environment through information technology.

In order to meet the propaganda requirements of the relevant governmental departments of the Huangpu District, to speed up the completion of the installation of the LED panels at outdoor locations and to enhance the commercial effectiveness of such operation, Party A and Party B have entered into serious negotiation based on the principles of “pooling of resources, mutual reinforcement utilizing the strength of each party, equality and mutual benefits and synergic development.” Party A and Party B have reached agreement on the formation of a strategic partnership for the investment in, management and operation of the project for the installation of the outdoor LED panels mentioned above (“Project”), and shall strive to build together a platform for investment in and the financing, management and operation of the Project using modern corporate management models in the professional operations and management of the Project, and also with a view to produce the utmost benefit to society whilst attaining the best return in such business venture.

2.	The Basis of the Cooperation

1.	The joint venture hereunder shall last for a duration of 20 calendar years.

2.	Party B shall be responsible for the design of the LED panels and for providing all the required capital in the installation and operation of the 200 LED panels envisaged hereunder and to ensure that the installation and operation of the relevant LED panels will be technologically and instrumentally safe and secure.

3.

Party B shall be responsible for the acquisition of the relevant equipment and undertake to complete the installation of each LED panel in the Project within one and half calendar months of the issue of the relevant papers by the government giving approval for such installation. If the relevant installation is not completed within the abovementioned period of time for any reason attributable to Party B, then the computation of the business return to Party A hereunder shall not be affected by such delay.

4.

Party A shall procure the issue by the relevant supervisory departments of the government of all the papers and approvals required for the installation and maintenance of the LED panels. Separate contracts shall be signed accordingly for the installation and maintenance of the LED panels. For the purpose of this Agreement, the relevant supervisory departments shall be the Town Planning Bureau of the Huangpu District of Shanghai, the City Façade Management Bureau of the same district and the Commerce and Industries Bureau of the same district.

5.	Part of the airtime of the LED panels will be used to broadcast information of communal interest. The remainder of the airtime will be used for commercial advertisement.

6.	As the investor of the Project Party B shall have the exclusive right to manage and operate the same in respect of all the 200 LED panels for the duration of 20 years.

7.	As the investor of the Project Party B shall have the ownership of the all property and proprietary interests of the 200 LED panels panels for the duration of 20 years.

8.	The choice of the locations for the LED panels must be agreed by both parties after consultation with each other.

3.	Form of the Cooperation

(1)	Party A agrees that 1 LED panel will be installed at a location to be confirmed by both parties once the investment from Party B under this Agreement is made available according to the terms hereof.

(2)	Party B shall have the exclusive right to manage and operate the Project in respect of all the 200 LED panels.

(3)

Party B may set up a new company in Shanghai to take up the management and operation in the Project. Once the new company has been set up Party B shall transfer all its management rights hereunder into the new company.

4.	Distribution of Profits and Payment of Expenses

(1)

Detailed arrangements concerning the payment of expenses in relation to the LED panels in the Project are set out in the “Agreement on Payment of Charges for the obtaining of Approval for Construction” which has been signed by the parties hereto.

(2)	Party B undertakes to Party A to provide the sum of RMB1,000,000.00 as a security deposit for its participation in this Project of LED panels.

(3)

Party B undertakes to Party A that, in addition to the various other expenses to be borne by Party B, Party A will be provided with a business return from the Project calculated at RMB20,000.00 for each of the LED panels being completed from the Project within the period of one calendar year after the completion of the Project installation and that in the second and third years after the completion of the Project installation such business return will be RMB4,000,000.00 per year respectively and that from the fourth year after the completion of the Project onward such business return will be increased by 10% every three calendar years. For the computation under this clause the first year after the completion of the Project installation shall be presumed to start to run on the fulfillment of two conditions, namely, when the installation of the first LED panel has been completed and upon the issue of governmental papers for the approval of installation of at least 90% of the LED panels in the Project.

(4)

Party B undertakes to pay the Public Works Office of the Huangpu District in Shanghai a sum as required under applicable regulations or government directive on annual basis once this Agreement has started to take effect and to continue to do so annually during the subsistence of this Agreement. The detailed arrangements for such payment will be worked out with regard to the progress of work and by separate agreement with the Public Works Office of the Huangpu District.

5.	Other Terms

(1)

Both parties hereto regard the other party as the only joint venture partner in this Project for the buildup and management of the LED panels under the Project and will not be allowed to enter into any other form of business association with any third party in relation to the same matter.

(2)

Neither party may disclose the contents of this Agreement nor the matters hereby concerned to a third party without the mutual consent of both parties hereto. If any party should act in violation of this covenant, such party in breach of the covenant shall be fully liable legally and financially for all consequences thereby occasioned.

(3)	This Agreement shall take effect from the date on which both Party A and Party B have signed the same.
(4)	This Agreement is signed in four identical counterparts, each of Party A and Party B shall retain two of the counterparts and all counterparts shall have the same legal effect.

(5)

All matters that have not been adequately provided for in the terms of this Agreement may be resolved by friendly negotiation between the parties hereto and upon the parties reaching consensus on such matter, may be put into a legal document as a supplement to these presents. Supplementary agreements like that shall have legal effects equal to this Agreement.

Party A:	Party B:
Shanghai Zhong Ying Communication Engineering Company Limited	Shanghai Quo Advertising Company Limited

Rank and office of its signatory:	Rank and office of its signatory:
General Manager	Deputy CEO & Executive Director of NCN Media Services Limited

/s/ Zhao Jun Ye	/s/ Hu Xiao
Name of signatory:	Name of signatory:
Zhao Jun Ye	Hu Xiao

Date of signing:	Date of signing:
7th February, 2007	7th February, 2007